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                                                                  EXHIBIT 10.3.1


                      CONSENT TO ASSIGNMENT AND ASSUMPTION

This Consent to Assignment and Assumption ("Consent"), dated September 26, 2001, by and among Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Tenaska"), and Exelon Generation Company, LLC, a Pennsylvania Limited Liability Company ("ExGen"), memorializes the consent to assignment to and assumption by ExGen of the rights and obligations of PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), arising under certain contracts described below. Tenaska and PECO Energy are parties to the following agreements (the "Assigned Contracts"):

     (1) Power Purchase Agreement dated August 24, 1999, as amended or modified by certain agreements, including those listed on Annex A;

     (2) Consent and Agreement, dated as of November 10, 1999, among PECO Energy, Tenaska and The Chase Manhattan Bank, as Collateral Agent.

ExGen acknowledges that pursuant to the Assignment and Assumption Agreement (the "Agreement") dated January 1, 2001, by and among PECO Energy and ExGen, which is incorporated herein by reference, ExGen has made a full and irrevocable assumption of the Assigned Contracts and PECO Energy's rights and obligations thereunder relating to the period after the Effective Date (as defined in the Agreement).

Tenaska hereby acknowledges that the assignments and assumptions relative to the Assigned Contracts provided for under the Agreement are permitted by the Assigned Contracts, and releases PECO Energy from obligations to Tenaska under the Assigned Contracts relating to the period after the Effective Date (as defined in the Agreement).

IN WITNESS WHEREOF, the parties have executed this Consent to Assignment and Assumption as of the date first written above.

TENASKA GEORGIA PARTNERS, L.P.

By:     TENASKA GEORGIA, INC.
        Managing General Partner

By:     /s/ Michael F. Lawler
        --------------------------
Title:  Vice President of Finance & Treasurer

EXELON GENERATION COMPANY, LLC

By:     /s/ Ian P. Mclean
        --------------------------
Title:  President, Exelon Power Team

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                                                                         ANNEX A

     1. March 15, 2001 letter regarding operation of the Tenaska plant on fuel oil.

     2. April 12, 2001 confirming the parties' understanding with respect to the peak availability period, and energy deliveries during ramp up and ramp down hours.

     3.   May 30, 2001 letter revising March 15, 2001 letter referred to above.

     4. May 31, 2001 letter declaring contract capacity for the first contract year.